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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-3 (No. 333-104773) of our reports dated February 18, 2002, relating to the financial statements of Separate Account No. 30 and the Prime Property Fund of The Equitable Life Assurance Society of the United States for the year ended December 31, 2001. We also consent to the reference to us under the heading "About Our Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 12, 2003